UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2022

CELSIUS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34611	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2424 N Federal Highway, Suite 208, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 276-2239

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	CELH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 12, 2022, Celsius Holdings, Inc. (the “Company”) and the plaintiffs in both Prescod v. Celsius Holdings, Inc., pending in the Los Angeles County Superior Court, Case No. 19STCV09321, and Hezi, et al. v. Celsius Holdings, Inc., Case No. 1:21-cv-09892, pending in the United States District Court for the Southern District of New York, notified both courts that an agreement in principle to settle has been reached to resolve the cases on a nationwide class basis for an aggregate amount of $7.8 million. The Company and plaintiffs will submit the settlement agreement for preliminary judicial approval within the next several weeks, and if the court considering the settlement grants preliminary approval, it will direct the transmission of notice to members of the proposed settlement class. The parties have asked that the courts vacate all deadlines in their respective matters to facilitate moving forward with the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSIUS HOLDINGS, INC.
(Registrant)

Date: October 12, 2022	By:	/s/ John Fieldly
	Name:	John Fieldly
	Title:	Chief Executive Officer

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